Exhibit 5
Troutman Sanders llp
ATTORNEYS AT LAW
BANK OF AMERICA PLAZA
600 PEACHTREE STREET, N.E. — SUITE 5200
ATLANTA, GEORGIA 30308-2216
www.troutmansanders.com
TELEPHONE: 404-885-3000
FACSIMILE: 404-885-3900
May 8, 2007
AGCO Corporation
4205 River Green Parkway
Duluth, GA 30096
Ladies and Gentlemen:
     We have acted as your special counsel in connection with the filing by AGCO Corporation, a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), of 5,000,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, reserved for issuance in connection with stock options to be granted under the AGCO Corporation 2006 Long-Term Incentive Plan (the “Plan”).
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company’s representatives.
     Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Plan (including the maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

Troutman Sanders llp
  ATTORNEYS AT LAW
AGCO Corporation
May 8, 2007

     The opinion set forth herein is limited to the Delaware General Corporation Law. We are not opining as to any other laws of the State of Delaware (including, but not limited to, “blue sky” or other state securities laws) or as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
Troutman Sanders LLP